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                                                                  Rule 424(b)(3)
                                                      Registration No. 333-56860


                              THE BISYS GROUP, INC.

                         SUPPLEMENT NO. 2 TO PROSPECTUS
                               DATED MAY 22, 2001

This Supplement No. 2 supplements the prospectus dated May 22, 2001 covering shares of common stock of The BISYS Group, Inc. offered by the selling stockholders listed in the prospectus.

         Information contained in the table appearing on pages 12-13 of the prospectus under the heading "Selling Stockholders" is modified, as follows:


                            COMMON STOCK                        COMMON STOCK
                            BENEFICIALLY        MAXIMUM       BENEFICIALLY OWNED
        SELLING            OWNED PRIOR TO    AMOUNT OFFERED     AFTER OFFERING
      STOCKHOLDER             OFFERING           HEREBY         AMOUNT/PERCENT
      -----------             --------           ------         --------------

Bruce Andrew Harrison         29,245(1)         29,245(1)             0
Banc of America               29,245(1)         29,245(1)             0
 Securities LLC



Dated:  August 29, 2001


--------
(1)Mr. Harrison beneficially owned 29,245 shares of BISYS common stock as of the date of this supplement. He has pledged 29,245 shares to Banc of America Securities LLC to secure obligations he may have to the pledgee. Banc of America Securities LLC, as pledgee, may offer and sell up to the 29,245 shares from time to time.